                                               AMERICAN SKANDIA MASTER TRUST
                                                  SUB-ADVISORY AGREEMENT
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THIS AGREEMENT is between American Skandia Investment Services,  Incorporated (the "Investment  Manager") and Wells Capital
Management, Incorporated (the "Sub-Adviser").

                                                    W I T N E S S E T H
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WHEREAS,  American  Skandia Master Trust (the "Trust") is a Delaware  business  trust  organized with one or more series of shares and is  registered  as an open-end  management  investment  company  under the  Investment  Company Act of 1940,  as amended (the "ICA"); and

WHEREAS,  the Trust will serve, at least initially,  as an investment  vehicle for other parties,  including other open-end investment companies (or series of such companies) registered under the ICA; and

WHEREAS,  certain series of American Skandia Advisor Funds,  Inc. (the "Feeder Fund"),  an open-end  management  investment company  established  under the laws of the state of Maryland,  currently invest all of their respective  investable assets in corresponding portfolios of the Trust; and

WHEREAS,  the  Investment  Manager and the  Sub-Adviser  each is an  investment  adviser  registered  under the  Investment
Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  the Board of Trustees of the Trust (the  "Trustees")  have engaged the  Investment  Manager to act as  investment manager  for the ASMT Wells  Money  Market  Portfolio  (the  "Portfolio"),  one  series of the Trust,  under the terms of a management agreement, dated September 15, 2001, with the Trust (the "Management Agreement"); and

WHEREAS, the Investment Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Sub-Adviser,  and the
Trustees have approved the engagement of the Sub-Adviser,  to provide  investment advice and other investment  services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.       Investment  Services.  The  Sub-Adviser  will  formulate  and  implement a continuous  investment  program for the
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Portfolio  conforming to the investment  objective,  investment  policies and restrictions of the Portfolio as set forth in the Registration  Statement of the Trust as in effect from time to time (the "Registration  Statement"),  the Agreement and
Declaration  of Trust and  By-laws of the Trust,  and any  investment  guidelines  or other  instructions  received  by the
Sub-Adviser  in writing from the Investment  Manager from time to time. Any amendments to the foregoing  documents will not be deemed  effective with respect to the Sub-Adviser  until the  Sub-Adviser's  receipt thereof.  The appropriate  officers and  employees of the  Sub-Adviser  will be available to consult  with the  Investment  Manager,  the Trust and Trustees at reasonable  times and upon  reasonable  notice  concerning  the business of the Trust,  including  valuations of securities which are not  registered  for public sale,  not traded on any  securities  market or otherwise may be deemed  illiquid for purposes  of the ICA;  provided  it is  understood  that the  Sub-Adviser  is not  responsible  for  daily  pricing  of the
Portfolio's assets.

         Subject to the supervision and control of the Investment Manager,  which in turn is subject to the supervision and control of the Trustees,  the  Sub-Adviser in its discretion will determine which issuers and securities will be purchased, held,  sold or exchanged by the Portfolio or otherwise  represented in the  Portfolio's  investment  portfolio from time to time and,  subject to the  provisions of paragraph 3 of this  Agreement,  will place orders with and give  instructions  to brokers,  dealers  and  others  for all such  transactions  and cause  such  transactions  to be  executed.  Custody of the
Portfolio  will be  maintained  by a custodian  bank (the  "Custodian")  and the  Investment  Manager  will  authorize  the
Custodian to honor  orders and  instructions  by  employees of the  Sub-Adviser  designated  by the  Sub-Adviser  to settle transactions  in respect of the  Portfolio.  No assets may be withdrawn  from the  Portfolio  other than for  settlement of transactions  on behalf of the Portfolio  except upon the written  authorization  of appropriate  officers of the Trust who shall have been certified as such by proper authorities of the Trust prior to the withdrawal.

         The Sub-Adviser will not be responsible for the provision of  administrative,  bookkeeping or accounting  services to the  Portfolio  except  as  specifically  provided  herein,  as  required  by the ICA or the  Advisers  Act or as may be necessary for the  Sub-Adviser to supply to the  Investment  Manager,  the Portfolio or the  Portfolio's  shareholders  the information  required to be provided by the Sub-Adviser  hereunder.  Any records maintained hereunder shall be the property of the Portfolio and surrendered promptly upon request.

         In furnishing  the services under this  Agreement,  the  Sub-Adviser  will comply with and use its best efforts to enable the  Portfolio to conform to the  requirements  of: (i) the ICA and the  regulations  promulgated  thereunder;  (ii)
Subchapter M of the Internal Revenue Code and the regulations  promulgated  thereunder;  (iii) other applicable  provisions of state or  federal  law;  (iv) the  Agreement  and  Declaration  of Trust and  By-laws  of the Trust;  (v)  policies  and determinations  of the Trust and the Investment  Manager  provided to the Sub-Adviser in writing;  (vi) the fundamental and non-fundamental  investment  policies  and  restrictions  applicable  to  the  Portfolio,  as set  out in the  Registration
Statement in effect,  or as such investment  policies and restrictions  from time to time may be amended by the Portfolio's shareholders or the Trustees and communicated to the Sub-Adviser in writing; (vii) the Registration  Statement;  and (viii)
investment  guidelines  or other  instructions  received  in  writing  from the  Investment  Manager.  Notwithstanding  the foregoing,  the Sub-Adviser shall have no  responsibility to monitor  compliance with limitations or restrictions for which information  from the  Investment  Manager  or its  authorized  agents is  required  to enable the  Sub-Adviser  to monitor compliance with such  limitations or restrictions  unless such  information is provided to the Sub-adviser in writing.  The
Sub-Adviser  shall  supervise and monitor the activities of its  representatives,  personnel and agents in connection  with the investment program of the Portfolio.

         Nothing in this Agreement shall be implied to prevent the Investment  Manager from engaging other  sub-advisers to provide  investment  advice and other  services  to the  Portfolio  or to series or  portfolios  of the Trust for which the
Sub-Adviser  does not provide such services,  or to prevent the Investment  Manager from providing such services  itself in relation to the Portfolio or such other series or portfolios.

         The Sub-Adviser  shall not be responsible  for the preparation or filing of any reports  required of the Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Adviser,  at  its  expense,  will  furnish  all  necessary  investment
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facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Portfolio  Transactions.  In connection  with the  investment and  reinvestment  of the assets of the
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Portfolio,  the Sub-Adviser is responsible for the selection of  broker-dealers  to execute purchase and sale  transactions for the Portfolio in conformity with the policy regarding  brokerage as set forth in the  Registration  Statement or as the
Trustees may determine  from time to time, as well as the  negotiation  of brokerage  commission  rates with such executing broker-dealers.  Generally,  the  Sub-Adviser's  primary  consideration in placing Portfolio  investment  transactions with broker-dealers  for execution  will be to obtain,  and maintain the  availability  of, best execution at the best available price.

         Consistent with this policy, the Sub-Adviser,  in selecting  broker-dealers and negotiating  brokerage  commission rates,  will take all relevant factors into  consideration,  including,  but not limited to: the best price available;  the reliability,  integrity and financial  condition of the  broker-dealer;  the size of and difficulty in executing the order;
and the value of the expected  contribution  of the  broker-dealer  to the  investment  performance  of the  Portfolio on a continuing  basis.  Subject to such  policies and  procedures as the Trustees may  determine,  the  Sub-Adviser  shall have discretion  to  effect  investment  transactions  for  the  Portfolio  through  broker-dealers  (including,  to the  extent permissible  under applicable law,  broker-dealers  affiliated with the Sub-Adviser)  qualified to obtain best execution of such  transactions  who provide  brokerage and/or research  services,  as such services are defined in section 28(e) of the
Securities  Exchange Act of 1934, as amended (the "1934 Act"),  and to cause the  Portfolio to pay any such  broker-dealers an amount of commission  for effecting a portfolio  investment  transaction  in excess of the amount of commission  another broker-dealer  would have charged for effecting that  transaction,  if the  Sub-Adviser  determines in good faith that such amount of  commission  is  reasonable  in relation to the value of the  brokerage  or  research  services  provided by such
broker-dealer,   viewed  in  terms  of  either  that  particular  investment   transaction  or  the  Sub-Adviser's  overall
responsibilities  with  respect to the  Portfolio  and other  accounts  as to which the  Sub-Adviser  exercises  investment discretion (as such term is defined in section  3(a)(35) of the 1934 Act).  Allocation of orders placed by the  Sub-Adviser on behalf of the  Portfolio  to such  broker-dealers  shall be in such amounts and  proportions  as the  Sub-Adviser  shall determine  in good faith in  conformity  with its  responsibilities  under  applicable  laws,  rules and  regulations.  The
Sub-Adviser  will submit reports on such  allocations to the  Investment  Manager  regularly as requested by the Investment
Manager,  in such form as may be mutually  agreed to by the parties  hereto,  indicating  the  broker-dealers  to whom such allocations have been made and the basis therefor.

         Subject to the foregoing  provisions of this paragraph 3, the  Sub-Adviser may also consider the sale of interests in the Portfolio,  or may consider or follow  recommendations  of the Investment Manager that take such sales into account, as factors in the selection of  broker-dealers  to effect the  Portfolio's  investment  transactions.  Notwithstanding  the above,  nothing  shall  require  the  Sub-Adviser  to use a  broker-dealer  which  provides  research  services or to use a particular broker-dealer which the Investment Manager has recommended

4.       Reports by the Sub-Adviser.  The Sub-Adviser  shall furnish the Investment  Manager monthly,  quarterly and annual
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reports,  as may  reasonably  be  requested  by the  Investment  Manager  concerning  the  transactions,  performance,  and compliance  of the  Portfolio  so that the  Investment  Manager may review such matters and discuss the  management  of the
Portfolio.  The  Sub-Adviser  shall permit the books and records  maintained  with respect to the Portfolio to be inspected and  audited by the Trust,  the  Investment  Manager or their  respective  agents at all  reasonable  times  during  normal business hours upon  reasonable  notice.  The  Sub-Adviser  shall  immediately  notify both the Investment  Manager and the
Trust of any legal process served upon it in connection with its activities  hereunder,  including any legal process served upon it on behalf of the  Investment  Manager,  the  Portfolio or the Trust.  The  Sub-Adviser  shall  promptly  notify the
Investment  Manager of (1) any changes in any  information  regarding the  Sub-Adviser  or the  investment  program for the
Portfolio  disclosed  in the  Registration  Statement,  or (2) any  violation  of any  requirement,  provision,  policy  or restriction that the Sub-Adviser is required to comply with under Section 1 of this Agreement.

5.       Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the  Sub-Adviser  is computed at an annual
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rate.  The fee shall be payable  monthly in  arrears,  based on the  average  daily net  assets of the  Portfolio  for each month, at the annual rate set forth in Exhibit A to this Agreement.

         In computing the fee to be paid to the  Sub-Adviser,  the net asset value of the Portfolio  shall be valued as set forth in the Registration  Statement.  If this Agreement is terminated,  the payment  described herein shall be prorated to the date of termination.

         The  Investment  Manager and the  Sub-Adviser  shall not be  considered  as partners  or  participants  in a joint venture.  The  Sub-Adviser  will pay its own expenses for the services to be provided  pursuant to this  Agreement and will not be  obligated  to pay any  expenses  of the  Investment  Manager,  the  Portfolio  or the  Trust.  Except as  otherwise specifically  provided  herein,  the  Investment  Manager,  the  Portfolio  and the Trust will not be  obligated to pay any expenses of the Sub-Adviser.

6.       Delivery of  Documents to the  Sub-Adviser.  The  Investment  Manager has  furnished  the  Sub-Adviser  with true,
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correct and complete copies of each of the following documents:

         (a)      The Agreement and Declaration of Trust of the Trust, as in effect on the date hereof;

         (b)      The By-laws of the Trust, as in effect on the date hereof;

         (c)      The resolutions of the Trustees  approving the engagement of the Sub-Adviser as portfolio  manager of the
                  Portfolio and approving the form of this Agreement;

         (d)      The resolutions of the Trustees  selecting the Investment  Manager as investment manager to the Portfolio and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Trust and of the Investment Manager, as in effect on the date hereof; and

         (g)      A list of companies the securities of which are not to be bought or sold for the Portfolio.

         The  Investment  Manager  will  furnish the  Sub-Adviser  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements to the foregoing,  if any. Such amendments or supplements as to items (a)  through  (f)  above  will be  provided  within 30 days of the time such  materials  become  available  to the
Investment  Manager.  Such  amendments or  supplements  as to item (g) above will be provided not later than the end of the business  day next  following  the date  such  amendments  or  supplements  become  known to the  Investment  Manager.  Any amendments  or  supplements  to the  foregoing  will not be deemed  effective  with  respect to the  Sub-Adviser  until the
Sub-Adviser's  receipt  thereof.  The Investment  Manager will provide such  additional  information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The Sub-Adviser has furnished the Investment Manager with true,
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correct and complete copies of each of the following documents:

         (a)      The Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission as of the date hereof;

         (b)      The Sub-Adviser's most recent balance sheet;

         (c)      Separate  lists of persons who the  Sub-Adviser  wishes to have  authorized  to give written  and/or oral instructions to Custodians of Trust assets for the Portfolio; and

         (d)      The Code of Ethics of the Sub-Adviser, as in effect on the date hereof.

         The  Sub-Adviser  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements  to the  foregoing,  if any. Such  amendments or supplements will be  provided  within 30 days of the time such  materials  become  available  to the  Sub-Adviser.  Any  amendments  or supplements  to the foregoing  will not be deemed  effective  with respect to the  Investment  Manager until the Investment
Manager's receipt thereof.  The Sub-Adviser will provide  additional  information as the Investment  Manager may reasonably request in connection with the Sub-Adviser's performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto  understand  that any information or  recommendation  supplied by the
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Sub-Adviser in connection with the performance of its obligations  hereunder is to be regarded as confidential  and for use only by the  Investment  Manager,  the Trust or such persons the  Investment  Manager may designate in connection  with the
Portfolio.  The  parties  also  understand  that  any  information  supplied  to the  Sub-Adviser  in  connection  with the performance  of its  obligations  hereunder,  particularly,  but not  limited to, any list of  securities  which may not be bought or sold for the  Portfolio,  is to be regarded as  confidential  and for use only by the  Sub-Adviser  in connection with its obligation to provide investment advice and other services to the Portfolio.

9.       Representations  of the Parties.  Each party hereto hereby further  represents and warrants to the other that: (i)
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it is  registered as an  investment  adviser under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  and (ii) it will use its  reasonable  best efforts to maintain each such  registration  or license in effect at all times during the term of this  Agreement;  and (iii) it will promptly  notify the other if it ceases to be so  registered,  if its  registration  is suspended for any reason,  or if it is notified by any regulatory  organization or court of competent  jurisdiction that it should show cause why its  registration  should not be suspended or  terminated;  and (iv) it is duly  authorized  to enter into this Agreement and to perform its obligations hereunder.

         The  Investment  Manager  further  represents  and warrants to the  Sub-Adviser  that (i) the  appointment  of the
Sub-Adviser  by the  Investment  Manager  has been  duly  authorized  and (ii) it has  acted  and will  continue  to act in connection with the transactions  contemplated  hereby,  and the transactions  contemplated  hereby are, in conformity with the ICA, the Trust's governing documents and other applicable laws.

10.      Liability.  In the absence of willful  misfeasance,  bad faith,  gross  negligence  or reckless  disregard for its
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obligations  hereunder,  the Sub-Adviser shall not be liable to the Trust, the Portfolio,  the Portfolio's  shareholders or the  Investment  Manager  for any act or  omission  resulting  in any  loss  suffered  by the  Trust,  the  Portfolio,  the
Portfolio's  shareholders  or the  Investment  Manager in connection  with any service to be provided  herein.  The Federal laws impose  responsibilities  under certain circumstances on persons who act in good faith, and therefore,  nothing herein shall in any way constitute a waiver or limitation of any rights which the Trust,  the Portfolio or the Investment  Manager may have under applicable law.

11.      Other  Activities of the Sub-Adviser.  The Investment  Manager agrees that the Sub-Adviser and any of its partners
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or employees,  and persons  affiliated  with the  Sub-Adviser or with any such partner or employee,  may render  investment management or advisory  services to other investors and  institutions,  and that such investors and  institutions  may own, purchase or sell,  securities  or other  interests in property  that are the same as,  similar to, or different  from those which are selected for purchase,  holding or sale for the Portfolio.  The Investment Manager further  acknowledges that the
Sub-Adviser  shall be in all respects free to take action with respect to investments  in securities or other  interests in property  that are the same as,  similar  to, or  different  from  those  selected  for  purchase,  holding or sale for the
Portfolio.  The Investment  Manager  understands that the Sub-Adviser  shall not favor or disfavor any of the Sub-Adviser's clients  or class of  clients  in the  allocation  of  investment  opportunities,  so that to the  extent  practical,  such opportunities  will be  allocated  among the  Sub-Adviser's  clients over a period of time on a fair and  equitable  basis.
Nothing in this  Agreement  shall impose upon the  Sub-Adviser  any  obligation  (i) to purchase or sell,  or recommend for purchase or sale,  for the  Portfolio  any security  which the  Sub-Adviser,  its  partners,  affiliates  or employees  may purchase or sell for the  Sub-Adviser or such  partner's,  affiliate's or employee's own accounts or for the account of any other client of the  Sub-Adviser,  advisory or otherwise,  or (ii) to abstain from the purchase or sale of any security for the  Sub-Adviser's  other  clients,  advisory or otherwise,  which the  Investment  Manager has placed on the list provided pursuant to paragraph 6(g) of this Agreement.

12.      Continuance  and  Termination.  This  Agreement  shall  remain in full force and effect for one year from the date
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hereof,  and is  renewable  annually  thereafter  by  specific  approval  of the  Trustees  or by vote of a majority of the outstanding  voting  securities  of the  Portfolio.  Any such  renewal  shall be  approved by the vote of a majority of the
Trustees who are not  interested  persons  under the ICA,  cast in person at a meeting  called for the purpose of voting on such renewal.  This Agreement may be terminated  without  penalty at any time by the Investment  Manager or the Sub-Adviser upon 60 days written  notice,  and will  automatically  terminate in the event of (i) its  "assignment"  by either party to this  Agreement,  as such term is defined in the ICA,  subject to such  exemptions as may be granted by the  Securities and
Exchange  Commission by rule,  regulation or order,  or (ii) upon  termination  of the Management  Agreement,  provided the
Sub-Adviser has received prior written notice thereof.

13.      Notification.  The  Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change in the
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personnel  of the  Sub-Adviser  with  responsibility  for making  investment  decisions in relation to the  Portfolio  (the
"Portfolio  Manager(s)")  or who have been  authorized to give  instructions  to the Custodian.  The  Sub-adviser  shall be responsible  for  reasonable  out-of-pocket  costs and expenses  incurred by the Investment  Manager,  the Portfolio or the
Trust to amend or  supplement  the Trust's or the Feeder Fund's  prospectus to reflect a change in Portfolio  Manager(s) or otherwise  to comply  with the ICA,  the  Securities  Act of 1933,  as  amended  (the "1933  Act") or any other  applicable statute,  law,  rule or  regulation,  as a result of such change;  provided,  however,  that the  Sub-Adviser  shall not be responsible  for such costs and expenses where the change in Portfolio  Manager(s)  reflects the  termination of employment of the Portfolio  Manager(s) with the Sub-Adviser and its affiliates or is a result of a request by the Investment  Manager or is due to other circumstances beyond the Sub-Adviser's control.

         Any notice,  instruction or other  communication  required or  contemplated by this Agreement shall be in writing.
All such  communications  shall be addressed to the  recipient at the address set forth below,  provided  that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           One Corporate Drive
                           Shelton, Connecticut  06484
                           Attention:  John Birch
                           Senior Vice President & Chief Operating Officer

Sub-Adviser.               Wells Capital Management, Inc.
                           90 South 7th Street, 9th Floor
                           Minneapolis, MN  55402
                           Attention: David D. Sylvester, Executive Vice President

Trust:                     American Skandia Master Trust
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Edward P. Macdonald, Esq.

14.      Indemnification.  The  Sub-Adviser  agrees to indemnify and hold harmless the Investment  Manager,  any affiliated
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person within the meaning of Section 2(a)(3) of the ICA  ("affiliated  person") of the Investment  Manager and each person, if any who,  within the meaning of Section 15 of the 1933 Act,  controls  ("controlling  person") the  Investment  Manager, against any and all losses,  claims,  damages,  liabilities or litigation  (including reasonable legal and other expenses), to which the  Investment  Manager or such  affiliated  person or controlling  person of the  Investment  Manager may become subject under the 1933 Act, the ICA, the Advisers Act, under any other statute,  law, rule or regulation,  at common law or otherwise,  arising  out of the  Sub-Adviser's  responsibilities  hereunder  (1) to the  extent  of and as a result  of the willful  misconduct,  bad  faith,  or  gross  negligence  by  the  Sub-Adviser,  any  of  the  Sub-Adviser's  employees  or representatives  or any  affiliate of or any person acting on behalf of the  Sub-Adviser,  or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration  Statement,  including any amendment thereof or any  supplement  thereto,  or the omission or alleged  omission to state  therein a material fact required to be stated  therein or  necessary to make the  statement  therein not  misleading,  if such a statement or omission was made in reliance upon and in conformity  with written  information  furnished by the  Sub-Adviser  to the Investment  Manager,  the
Portfolio,  the Trust or any  affiliated  person of the  Investment  Manager,  the  Portfolio  or the Trust or upon  verbal information  confirmed  by the  Sub-Adviser  in  writing,  or (3) to the extent of, and as a result of, the  failure of the
Sub-Adviser to execute, or cause to be executed,  portfolio  investment  transactions  according to the requirements of the
ICA;  provided,  however,  that in no case is the  Sub-Adviser's  indemnity  in  favor  of the  Investment  Manager  or any
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affiliated  person or controlling  person of the Investment  Manager deemed to protect such person against any liability to which any such person would  otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence  in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The  Investment  Manager  agrees to indemnify  and hold harmless the  Sub-Adviser,  any  affiliated  person of the
Sub-Adviser  and each  controlling  person  of the  Sub-Adviser,  if any,  against  any and all  losses,  claims,  damages, liabilities or litigation  (including  reasonable  legal and other  expenses),  to which the Sub-Adviser or such affiliated person or  controlling  person of the  Sub-Adviser  may become subject under the 1933 Act, the ICA, the Advisers Act, under any  other  statute,  law,  rule or  regulation,  at common  law or  otherwise,  arising  out of the  Investment  Manager's responsibilities  as investment  manager of the  Portfolio (1) to the extent of and as a result of the willful  misconduct, bad faith, or gross negligence by the Investment Manager,  any of the Investment  Manager's employees or representatives or any affiliate of or any person acting on behalf of the Investment  Manager,  or (2) as a result of any untrue  statement or alleged untrue statement of a material fact contained in the  Registration  Statement,  including any amendment  thereof or any  supplement  thereto,  or the  omission or alleged  omission  to state  therein a material  fact  required to be stated
therein or necessary to make the statement  therein not misleading,  if such a statement or omission was made other than in reliance upon and in conformity with written  information  furnished by the  Sub-Adviser,  or any affiliated  person of the
Sub-Adviser or other than upon verbal information  confirmed by the Sub-Adviser in writing;  provided,  however, that in no
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case is the Investment  Manager's  indemnity in favor of the Sub-Adviser or any affiliated person or controlling  person of the  Sub-Adviser  deemed to protect such person  against any liability to which any such person would  otherwise be subject by reason of  willful  misconduct,  bad faith or gross  negligence  in the  performance  of its  duties or by reason of its reckless  disregard  of its  obligations  and duties  under this  Agreement.  It is agreed  that the  Investment  Manager's indemnification  obligations under this Section 14 will extend to expenses and costs (including  reasonable attorneys fees)
incurred by the  Sub-Adviser as a result of any litigation  brought by the Investment  Manager  alleging the  Sub-Adviser's failure to perform its obligations  and duties in the manner required under this Agreement  unless judgment is rendered for the Investment Manager.

15.      Conflict of Laws. The provisions of this Agreement shall be subject to all applicable  statutes,  laws,  rules and
         ----------------
regulations,  including,  without limitation,  the applicable  provisions of the ICA and rules and regulations  promulgated thereunder.  To the extent that any provision  contained  herein  conflicts  with any such  applicable  provision of law or regulation,  the latter shall control.  The terms and provisions of this  Agreement  shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions  of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this  Agreement  shall  continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated only by
         --------------------------
an instrument in writing signed by the party against which enforcement of the change,  waiver,  discharge or termination is sought.  This Agreement  (including  Exhibit A hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and  construed in accordance  with,
         --------------------
the laws of the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this Agreement
         ------------
is held to be illegal or made invalid by court  decision,  statute,  rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is September 15, 2001.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

-----------------------------------                           -----------------------------------
John Birch
Senior Vice President and Chief Operating Officer

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________

                                               American Skandia Master Trust
                                             ASMT Wells Money Market Portfolio
                                                  Sub-advisory Agreement

                                                         EXHIBIT A
                                                         ---------

         An annual rate equal to the following percentages of the combined average daily net assets of the Portfolio and the series of American Skandia Trust that is managed by the Sub-Adviser and is similar to the Portfolio: .07% of the portion of the combined average daily net assets not in excess of $500 million; plus .05% of the portion over $500 million but not in excess of $1.5 billion; plus .04% of the portion in excess of  $1.5 billion.